Exhibit 99.1
Investor Update
January 16, 2019
This investor update provides Spirit's fourth quarter and full year 2018 guidance. All data is based on preliminary estimates.
Total revenue per available seat mile for the fourth quarter 2018 is estimated to be 9.59 cents, up approximately 11.4 percent year over year. This is better than our revised guidance provided on November 26, 2018 due to modestly stronger peak yields.

Available seat miles for the fourth quarter 2018 were up 16.2 percent year over year versus our previous guidance of up 15.0 percent due to higher than expected completion factor. The Company had excellent operational reliability during the fourth quarter, achieving a record quarterly completion factor of 99.6 percent.

4Q18E
Capacity - Available Seat Miles (ASMs) (Thousands)	8,998,928
Year-over-Year % Change	16.2%

Total Revenue per ASM (TRASM) (Cents)
Year-over-Year % Change	Up approx. 11.4%

Adjusted Operating Expense Ex-Fuel per ASM
Adjusted CASM ex-fuel year-over-year % change(1)	Up approx. 5.5%

Average Stage Length (Miles)	1,019

Fuel Expense
Fuel gallons (Millions)	101.6
Economic fuel cost per gallon ($)(2)	$2.26

Interest Expense, net of Capitalized Interest ($Millions)	$15.0

Effective Tax Rate	24%

Wtd. Average Diluted Share Count (Millions)	68.7

Weighted average diluted shares for the full year 2018 is estimated to be 68.4 million.

Footnotes

(1)	Excludes special items which may include loss on disposal of assets, special charges, and other items.
(2)	Includes fuel taxes and into-plane fuel cost.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the fourth quarter and full year 2018, including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, TRASM, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

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